EXHIBIT 10.2
THIRD AMENDMENT TO AMENDED AND RESTATED LETTER OF CREDIT REIMBURSEMENT AGREEMENT

    This Third Amendment to Amended and Restated Letter of Credit Reimbursement Agreement, dated as of November 1, 2022 (this “Amendment”), amends the Amended and Restated Letter of Credit Reimbursement Agreement, dated as of November 7, 2019 (as previously amended by the First Amendment to Amended and Restated Letter of Credit Reimbursement Agreement dated as of October 30, 2020 (the “First Amendment”) and the Second Amendment to Amended and Restated Letter of Credit Reimbursement Agreement dated as of November 3, 2021 (the “Second Amendment”) and as further amended, restated, supplemented or otherwise modified, the “Agreement”), among Renaissance Reinsurance Ltd. (the “Borrower”), various Lenders party thereto, and ING Bank N.V., London Branch, as Agent.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the Letter of Credit described in Section 2.1(a)(i)(x) of the Agreement was amended on the Effective Date to have a stated amount of $290,000,000 and was subsequently amended in connection with the First Amendment to reduce the amount of the Letter of Credit to $225,000,000 and in connection with the Second Amendment to increase the amount of the Letter of Credit to $275,000,000;
WHEREAS, the Borrower has requested that the facility be extended;
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
SECTION 1. AMENDMENTS. As of the Third Amendment Effective Date (as defined below), the Agreement is hereby amended as follows:
1.1Amendment to Recital. The second WHEREAS clause is amended in its entirety to read as follows:
WHEREAS, the Borrower has requested to amend and restate the Existing Agreement to provide a credit facility for the purpose of issuing letters of credit to provide Funds at Lloyd’s to support the underwriting capacity provided by the Corporate Member to the Supported Syndicate for the 2020 underwriting year of account (and prior open years), following the First Amendment Effective Date, for the 2021 underwriting year of account (and prior open years), following the Second Amendment Effective Date, for the 2022 underwriting year of account (and prior open years) and following the Third Amendment Effective Date, for the 2023 underwriting year of account (and prior open years) (“Permitted Uses”);
1.2Amendments to Section 1.1.
(a)Clause (f) of the definition of “Full Collateralization Event” in Section 1.1 of the Agreement is amended by deleting the words “December 31, 2022” and inserting “December 31, 2023” therefor.

(b)The definition of “Hybrid Securities” is amended by deleting the words “November 9, 2023” and inserting “November 1, 2026” therefor.
(c)The definition of “Parent Debt” is amended by deleting the words “November 8, 2024” and inserting “November 1, 2026” therefor.
(d)The definition of “Parent Required Net Worth” is amended in its entirety to read as follows:
“Parent Required Net Worth” means the Parent Net Worth is an amount not less than $3,976,064,000. On the date that financial statements of the Parent are delivered pursuant to Section 8.1(a)(ii) and effective as of the date of such financial statements, the Parent Required Net Worth will be recalculated to be the greater of (x) the Required Parent Net Worth in effect immediately prior to such fiscal year end and (y) 60% of the Parent Net Worth as of such fiscal year end, with such recalculated Parent Required Net Worth taking effect as of such fiscal year end.
(e)The definition of “Parent Net Worth” is amended in its entirety to read as follows:
“Parent Net Worth” means, as of any date of determination, the sum of (a) the consolidated shareholders’ equity of the Parent and its Subsidiaries calculated in accordance with GAAP, plus, without duplication, plus (b) any preferred shares of the Parent issued to Persons other than a Subsidiary of the Parent which are not mandatorily redeemable before November 1, 2026, plus (c) the difference (whether positive or negative and net of any tax impact (to be calculated by dividing the income tax expense by the income before taxes)) between (i) the amortized cost of fixed maturity investments trading, and (ii) the fair market value of such fixed maturity investment trading. For purposes of determining Parent Net Worth, the amount of unrealized appreciation (depreciation) on available for sale investments shown on the Parent’s statement of changes in shareholder’s equity under the caption “Accumulated other comprehensive income (loss)” will be excluded.
(f)Section 1.1 of the Agreement is amended by adding the following definitions in alphabetical order:
“Third Amendment Effective Date” means November  1, 2022.
1.3Amendments to Section 2.1.
(a)Section 2.1(b) of the Agreement is amended in its entirety to read as follows:
(b)    The Agent shall not issue a Letter of Credit except with Lloyd’s as the beneficiary thereof. Once an Expiry Notice has been issued or the Letter of Credit has an expiration date occurring on or after December 31, 2026, the Agent shall not amend the date set forth in such Expiry Notice except with the consent of all of the Lenders.
(b)Section 2.1(c) of the Agreement is amended in its entirety to read as follows:

(c)    The Agent (i) shall, if the Agent has not already amended the Letter of Credit to have an expiration date on or before December 31, 2026, issue an Expiry Notice no later than December 31, 2022 for the outstanding Letters of Credit and (ii) may, and upon the request of the Required Lenders shall, issue an Expiry Notice when a Default has occurred and is continuing; provided, however, that upon the occurrence of a Default pursuant to Section 10.1(e) or 10.1(f), the Agent shall immediately issue an Expiry Notice.

    2. Representations and Warranties. The Borrower represents and warrants to the Agent and the Lenders that:

(a)Authorization. The Borrower has the requisite power and authority to execute and deliver this Amendment and to perform and observe the terms and conditions stated herein and in the Agreement, and the Borrower has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Amendment and the Agreement, as amended hereby.

(b)No Conflict. The Borrower’s execution, delivery and performance of this Amendment do not and will not: (i) violate or contravene its Organizational Documents; (ii) violate or contravene any order, writ, law, treaty, rule, regulation or determination of any Governmental Authority, in each case applicable to or binding upon it or any of its property; or (iii) result in the breach of any provision of, or in the imposition of any lien or encumbrance (except for liens or encumbrances created under the Credit Documents) under, or constitute a default or event of default under, any agreement or arrangement to which it is a party or by which it or any of its property is bound.

(c)Governmental Approvals. No authorization, approval or consent of, or notice to or filing with, any Governmental Authority is required to be made by the Borrower in connection with the execution and delivery by the Borrower of this Amendment or the issuance by the Lenders of any Letter of Credit, or amendment thereto, or other Obligations for the account of the Borrower pursuant to the Agreement, as amended by this Amendment, except for those which have been duly obtained, taken, given or made and are in full force and effect.

(d)Enforceability. This Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors’ rights generally and/or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and good faith and fair dealing.

(e)Representations and Warranties. On the date hereof, each representation and warranty set forth in Section 7 of the Agreement, as amended by this Amendment, is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation or warranty was true and correct as of such date).

(f)No Default. No Default, Event of Default, Full Collateralization Event or Partial Collateralization Event exists or will exist after giving effect to this Amendment, unless with respect to Partial Collateralization Events, Eligible Collateral with a

Collateral Value at least equal to the Required Collateral Account has been deposited into the Collateral Account.

    3. Effectiveness. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when the Agent has received each of the following, in form and substance satisfactory to the Agent:

(a)counterparts of this Amendment signed by the Borrower and each other party hereto;

(b)certified copies of all documents evidencing any necessary corporate (or other similar) action, and any material third-party consents and governmental approvals (if any) required for the execution, delivery and performance by the Borrower of this Amendment;

(c)confirmation that (i) there have been no changes to the articles or certificate of formation (or similar charter document) and the bylaws or operating agreement (or similar governing documents) of the Borrower since the Effective Date and (ii) the resolutions delivered to the Agent on or around the date hereof remain in full force and effect;

(d)opinion letter of Sidley Austin LLP addressed to the Lenders and the Agent;

(e)confirmation from Lloyd’s that the Managing Agent has submitted all necessary documents regarding its plan to provide Funds at Lloyd’s;

(f)the Borrower shall have delivered to the Agent a Letter of Credit Application with respect to the extension of the Letter of Credit;

(g)all amounts that are then due and payable pursuant to Section 3 and Section 12.4 of the Agreement shall have been paid;

(h)receipt by each Lender of the fees described in the fee letter dated the date hereof executed by the Agent, the Lenders and the Borrower; and

(i)such other documents as Agent or any Lender may reasonably request, including any documentation and other information required by a Lender with respect to “know your customer” and anti-money laundering rules and regulations.

    4.    Miscellaneous.

(a)On and after the date hereof, as used in the Agreement, “hereinafter,” “hereto,” “hereof” and words of like import and all references in the Agreement, the other Credit Documents and the respective exhibits and schedules thereto shall, unless the context otherwise requires, be deemed to be references to the Agreement as amended hereby and as further amended from time to time.

(b)Except as expressly amended hereby, the parties hereto agree that the Agreement is ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with its terms and that all provisions of this Amendment are the legally binding and enforceable agreements of the parties hereto and their permitted successors and assigns. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of Borrower’s Obligations under or in connection with the Agreement or any of the other Credit Documents or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens on any Collateral for the Obligations. The Borrower confirms and agrees that each of the Security Agreement, the Letter of Credit Applications, the Fee Letters and the Collateral Documents remains in full force and effect and is hereby ratified and confirmed in all respects with regard to the Agreement, as amended by this Amendment.

(c)This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(d)The provisions of Sections 12.15 and 12.16 of the Agreement regarding, among other things, jurisdiction, service of process and waiver of trial by jury, shall apply to this Amendment as if the same were set out in full herein in this place.

(e)This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of a counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

(f)Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

(g)This Amendment is a Credit Document.

[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

RENAISSANCE REINSURANCE LTD.

By: /s/ Matthew Neuber
Name: Matthew Neuber
Title: Senior Vice President and Corporate Treasurer

ING BANK N.V., LONDON BRANCH., as Agent

By: /s/ Kenny Ellis
Name: Kenny Ellis
Title: Authorised Signatory

By: /s/ Ibironke Sofowora
Name: Ibironke Sofowora
Title: Authorised Signatory

ING BANK N.V., LONDON BRANCH., and a Lender

By: /s/ M. Sharman
Name: M. Sharman
Title: Managing Director

By: /s/ O. Yu
Name: O. Yu
Title: Director

BANK OF MONTREAL, LONDON BRANCH, as Lender

By: /s/ Richard Pittam
Name: Richard Pittam
Title: Managing Director

By: /s/ Scott Matthews
Name: Scott Matthews
Title: CFO

CITIBANK EUROPE PLC., as a Lender

By: /s/ Niall Tuckey
Name: Niall Tuckey
Title: Director